EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-240335, 333-232864, 333-225500, 333-219760, 333-99423, 333-44790) on Form S-8 and the registration statement (No. 333-239041) on Form S-3ASR of our reports dated March 1, 2022, with respect to the consolidated financial statements and financial statement schedule of Vicor Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts

March 1, 2022